Exhibit 32.2


	In connection with the Quarterly Report of Golden Spirit Gaming Ltd. (the "Company") on Form 10-QSB for the period ending September 30, 2005 as filed with the Securities and Exchange Commission (the "Report"), Robert Klein, President and Carlton Parfitt the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.



	By: /s/ Carlton Parfitt
	-------------------------------------
	Carlton Parfitt, Chief Financial Officer


November 21, 2005